Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 7, 2019 relating to the financial statements of the Animal Health Business of Bayer Aktiengesellschaft, appearing in the Current Report on Form 8-K of Elanco Animal Health Inc. filed on January 21, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte GmbH Wirtschaftsprüfungsgesellschaft

Deloitte GmbH

Wirtschaftsprüfungsgesellschaft

Munich, Germany

January 21, 2020